Exhibit 10(a)

Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.	777 Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
Washington, D.C. 20007-5208	(305) 371-2600
(202) 965-8100 Fax: (202) 965-8104	Fax: (305) 372-9928
175 Powder Forest Drive
Suite 301
Simsbury, CT 06089-9658
(860) 392-5000
Fax: (860) 392-5058

March 23, 2012

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:	Variable Annuity-2 Series Account of Great-West Life & Annuity Company

Post-Effective Amendment No. 1 to Registration Statement on N-4

File Nos. 333-176926 and 811-05817

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP

JORDEN BURT LLP

www.jordenusa.com